UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 15, 2012
Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (301) 795-1800
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2012, R. Don Elsey, the chief financial officer of Emergent BioSolutions Inc. (the "Company") resigned from the Company effective December 3, 2012.  On November 16, 2012, the Company appointed Robert G. Kramer, who is currently the executive vice president of the corporate services division of the Company, to the additional roles of chief financial officer, principal financial and accounting officer, and treasurer, also effective December 3, 2012.

Mr. Kramer, 55, has served as executive vice president, corporate services division since September 2012.  Mr. Kramer was a consultant to us from September 2011 through August 2012, serving as interim executive vice president, biosciences division from September 2011 to December 2011 and as interim executive vice president, corporate services division from January 2012 to August 2012.  Prior to that, Mr. Kramer had served as executive vice president of manufacturing operations from April 2007 through January 2008, as president and chief executive officer of Emergent BioDefense Operations Lansing Inc., formerly BioPort Corporation, from July 2004 through January 2009, and in a number of advisory capacities from January 2009 until his retirement in March 2010.  Mr. Kramer originally joined BioPort in February 1999, serving as chief financial officer of BioPort until August 2000, as chief operating officer of BioPort from September 2000 to June 2004 and as president of BioPort from October 2001 to June 2004. Prior to joining BioPort, Mr. Kramer served in various financial management positions at Pharmacia Corp., which was subsequently acquired by Pfizer Inc., and with subsidiaries of Northwest Industries. Mr. Kramer received an M.B.A. from Western Kentucky University and a B.S. in industrial management from Clemson University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated November 19, 2012, announcing the resignation of R. Don Elsey and the appointment of Robert G. Kramer

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2012	EMERGENT BIOSOLUTIONS INC.
	By:	/s/Jay G. Reilly Jay G. Reilly General Counsel

Exhibit Index

99.1 Press Release, dated November 19, 2012, announcing the resignation of R. Don Elsey and the appointment of Robert G. Kramer